UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

PREMIER HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 260-8070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws

On August 14, 2017, Premier Holding Corporation (the “Company”) filed a Certificate of Amendment to its Amended Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of Nevada effecting an increase in the authorized shares of common stock from 400,000,000 to 1,400,000,000 (the “Corporate Action”). The number of authorized preferred shares remained unchanged by the Corporate Action at 50,000,000. The Corporate Action and the Articles of Amendment became effective on August 14, 2017, following expiration of a 20-day waiting period following mailing of notification to shareholders of the actions taken by written consent.

A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

The disclosures set forth in Item 5.03 above are incorporated by reference into this Item 5.07.

On June 23, 2017 (the "Record Date"), the Company obtained written consent by the holder of the majority of the voting power of the Company's capital stock approving the Corporate Action.

Item 7.01 Regulation FD Disclosure

The information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or be otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment of Amended Articles of Incorporation of Premier Holding Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORPORATION

By:

/s/ Randall Letcavage

Randall Letcavage

Chief Executive Officer

August 18, 2017

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